Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Third Quarter 2017 Results, Provides an Operational Update and 2018 Guidance

HOUSTON, TEXAS — November 9, 2017 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its third quarter 2017 results, provided an update on recent well results and operations and provided financial guidance for 2018.

Production for the three months ended September 30, 2017 averaged 28,859 barrels of oil equivalent per day (Boe/d).  Production was comprised of 76% oil, 12% natural gas liquids (NGLs) and 12% natural gas for the quarter.

Halcón generated total revenues of $97.0 million for the third quarter of 2017.  The Company reported net income available to common stockholders of $419.3 million for the quarter.  Halcón also reported net income per basic and diluted share of $2.85 and $2.82, respectively, for the third quarter of 2017.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated a net loss of $9.0 million, or $(0.06) per diluted share for the third quarter of 2017.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $54.5 million for the third quarter of 2017.

Excluding the impact of hedges, Halcón realized 91% of the average NYMEX oil price, 34% of the average NYMEX oil price for NGLs and 51% of the average NYMEX natural gas price during the third quarter of 2017.  Realized hedge proceeds totaled approximately $8.8 million for the third quarter.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $19.30 per Boe during the three months ended September 30, 2017, compared to $17.33 per Boe for the same period in 2016.  This increase in per unit total operating costs was primarily driven by the loss of economies of scale related to reduced year over year production driven by the Company’s divestiture of both its Williston Basin operated assets and its El Halcón assets.

Asset Sales

As previously announced, the Company closed on the sale of its operated Williston Basin assets for $1.4 billion in cash on September 7, 2017.  Halcón also closed on the previously announced sale of its non-operated Williston Basin asset for ~$105 million on November 9, 2017.  UBS Investment Bank advised the Company on this asset divestiture.  After these divestitures, Halcón’s remaining assets in the Delaware Basin are currently producing approximately 5,500 Boe/d.

Liquidity and Capital Spending

As of September 30, 2017, Halcón’s liquidity was $646 million pro forma for the sale of the remaining non-operated Williston Basin assets, the closing of the redemption of 50% of its outstanding 6.75% unsecured notes and the exercise of an option to acquire 8,320 net acres in its Northern Monument Draw area.  This liquidity consists of $549 million of cash on hand plus an undrawn senior secured revolving credit facility with a borrowing base of $100 million less letters of credit outstanding.

During the third quarter of 2017, Halcón incurred capital costs of approximately $103 million on drilling and completions, $11 million on infrastructure and seismic and $15 million on acquisitions and leasing.

Hedging Update

As of November 9, 2017, Halcón had 5,413 barrels per day (bbl/d) of oil hedged for the last three months of 2017 at an average price of $59.02 per barrel.  For 2018, the Company has 9,510 bbl/d of oil hedged at an average price of $52.65 per barrel. For 2019, the Company has 3,247 bbl/d of oil hedged at an average price of $52.31 per barrel. Halcón also has Midland vs. Cushing basis differential swaps in place for 10,526 bbl/d in 2018 at an average swap price of -$1.23 per barrel and 12,000 bbl/d in 2019 at an average swap price of -$1.02 per barrel.

As of November 9, 2017, Halcón had 5,000 million British thermal units per day (MMBtu/d) of natural gas hedged for the last three months of 2017 at an average price of $3.51 per MMBtu.  The Company also had 7,500 MMBtu/d of natural gas hedged in 2018 at an average price of $3.16 per MMBtu.

Operations Update

Halcón’s Hackberry Draw area in Pecos County consists of 26,453 net acres and 24 producing horizontal wells (22 Wolfcamp A and 2 Wolfcamp B).  The Company’s Monument Draw area in Ward and Winkler Counties consists of 17,266 net acres and one producing upper Wolfcamp horizontal well.

Halcón currently has three operated rigs running, one dedicated frac fleet and one spot frac fleet completing wells in both its Hackberry Draw and Monument Draw areas.  The Company plans to keep three operated rigs and one dedicated frac fleet running across its two operating areas for the remainder of 2017 and into 2018.  Halcón also plans to bring a spot frac fleet to complete wells from time to time throughout 2018.

Halcón is currently drilling a Third Bone Spring well and two Wolfcamp A wells.  The Company is flowing back two Wolfcamp B wells after completion, is currently completing one Wolfcamp A and one Wolfcamp B well and has five additional wells waiting on completion (one Wolfcamp B and four Wolfcamp A).  Halcón expects to spud an additional seven wells through year-end 2017 (six Wolfcamp A and one Wolfcamp B).  The Company plans to complete and put online three additional horizontal wells before year-end (one Wolfcamp B and two Wolfcamp A) for a total of eight Halcón operated horizontal wells put online and producing by year end 2017.

The Company recently completed two ~10,000 foot lateral wells in Hackberry Draw, the Ethel Jesper East 1H (Wolfcamp A) and the Berkley State East 2H (Wolfcamp B).  After being put online in early October, the Ethel Jesper East 1H reached a peak 24-hour IP rate of 1,344 boe/d.  The most recent 20-day rate on this well is 780 boe/d and this rate continues to increase (81% oil on a  2-stream basis).  This well’s early performance is better than the offsetting Faye West Unit 1H (Wolfcamp A) which was put online in early 2016 and has an estimated EUR of 1.2 million boe (Mmboe).  The Berkley State East 2H well is still cleaning up after frac.  Halcón’s first operated well in Hackberry Draw, the Balbo Adrianna 1H well, which was also the first Wolfcamp B well drilled on the Company’s acreage, has been online for more than three months and continues to produce in excess of 1,000 boe/d and is estimated to have an EUR in excess of 1.3 Mmboe.

In the Monument Draw area, the Company is currently completing the Sealy Ranch 9301 1H well (~10,000 foot lateral upper Wolfcamp) on Halcón’s Northern Option acreage.  The Northern Option acreage consists of 8,320 net acres held under an option contract while 6,720 net acres in the southern portion of Monument Draw are owned outright by Halcón.  The Company expects to have production data on the Sealy Ranch 9301 1H well in the coming weeks and plans to exercise the option on the northern acreage by December 31, 2017 at a cost of approximately $108 million.

Floyd C. Wilson, Halcón’s Chairman, Chief Executive Officer and President commented, “Our 2017 acquisition, divestment and financing activities have set us up to deliver strong, responsible growth over the next several years.  Our 2018 guidance assumes a three rig program and results in year over year pro forma production growth of 280%.  If we were to keep three rigs running through 2019, we would expect to achieve cash flow neutrality by the end of 2019 while generating significant growth with production of around 35,000 boe/d by year end 2019.  Higher oil prices would shorten the time to our achieving cash flow neutrality.  All of this can be accomplished without the need for additional capital while keeping our leverage levels very low.  We continue to like the performance we are seeing in our wells in addition to the wells of offset operators near our acreage positions.  Our drilling plans over the next year include a combination of development drilling, spacing tests, some delineation drilling in Monument Draw and a bit of drilling to hold acreage in Hackberry Draw.  In addition we plan to test the Bone Spring in both areas over the next 6 months.  2018 will be an exciting year for Halcón as we focus on execution.”

2018 Guidance

The table below outlines Halcón’s guidance for the full year 2018.

Full Year 2018
Production (Boe/d)
Total	15,000 – 19,000
% Oil	72% - 78%
% Gas	10% - 13%
% NGL	12% - 15%

Differentials (% Before Fees)
% Oil	95% - 99%
% Gas	78% - 82%
% NGL	40% - 45%

Capex ($MM)
D&C Capex (1)	$280 - $320
Infrastructure, Seismic and Other Capex	$30 - $40

Operating Costs and Expenses ($/Boe)
Lease Operating & Workover	$3.00 – $4.00
Production Taxes	6% – 7%
Cash G&A	$6.50 – $8.50
Gathering, Transportation & Other	$2.00 – $3.00

(1) Excludes capitalized G&A.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Friday, November 10, 2017, at 11:00 a.m. EST (10:00 a.m. CST). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 98615131.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements.  Forward-looking statements include, among others, statements about anticipated production, divestitures, liquidity, capital spending, drilling and completion plans, and option exercises.  Forward-looking statements may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

“EUR,” or Estimated Ultimate Recovery, refers to our management’s internal estimates based on per well hydrocarbon quantities that may be potentially recovered from a hypothetical future well completed as a producer in the area.  These quantities do not constitute “reserves” within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and are subject to substantially greater uncertainties relating to recovery than reserves.  For areas where the Company has no or very limited operating history, EURs are based on publicly available information relating to operations of producers operating in such areas.  For areas where the Company has sufficient operating data to make its own estimates, EURs are based on internal estimates by the Company’s management and reserve engineers.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor		Predecessor
		Period from	Period from
	Three Months	September 10, 2016	July 1, 2016
	Ended	through	through
	September 30, 2017	September 30, 2016	September 9, 2016
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$88,256	$21,260	$74,002
Natural gas	2,886	823	2,610
Natural gas liquids	5,448	798	2,488
Total oil, natural gas and natural gas liquids sales	96,590	22,881	79,100
Other	363	226	247
Total operating revenues	96,953	23,107	79,347

Operating expenses:
Production:
Lease operating	17,798	3,791	12,473
Workover and other	3,644	1,565	6,801
Taxes other than income	6,846	2,173	7,442
Gathering and other	10,886	2,637	7,376
Restructuring	1,275	—	95
General and administrative	39,195	16,681	17,317
Depletion, depreciation and accretion	35,940	9,051	25,618
Full cost ceiling impairment	—	420,934	—
(Gain) loss on sale of oil and natural gas properties	(491,830)	—	—
Total operating expenses	(376,246)	456,832	77,122
Income (loss) from operations	473,199	(433,725)	2,225
Other income (expenses):
Net gain (loss) on derivative contracts	(22,415)	(7,575)	17,783
Interest expense and other, net	(19,330)	(5,479)	(16,136)
Reorganization items	—	(556)	913,722
Gain (loss) on extinguishment of debt	(29,167)	—	—
Total other income (expenses)	(70,912)	(13,610)	915,369
Income (loss) before income taxes	402,287	(447,335)	917,594
Income tax benefit (provision)	17,000	(3,357)	8,666
Net income (loss)	419,287	(450,692)	926,260
Series A preferred dividends	—	—	(2,451)
Preferred dividends and accretion on redeemable noncontrolling interest	—	(791)	(7,388)
Net income (loss) available to common stockholders	$419,287	$(451,483)	$916,421

Net income (loss) per share of common stock:
Basic	$2.85	$(4.96)	$7.58
Diluted	$2.82	$(4.96)	$6.06
Weighted average common shares outstanding:
Basic	146,944	91,071	120,905
Diluted	148,490	91,071	151,876

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Continued)

(In thousands, except per share amounts)

	Successor		Predecessor
		Period from	Period from
	Nine Months	September 10, 2016	January 1, 2016
	Ended	through	through
	September 30, 2017	September 30, 2016	September 9, 2016
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$319,472	$21,260	$248,064
Natural gas	15,051	823	9,511
Natural gas liquids	16,779	798	7,929
Total oil, natural gas and natural gas liquids sales	351,302	22,881	265,504
Other	1,386	226	1,339
Total operating revenues	352,688	23,107	266,843

Operating expenses:
Production:
Lease operating	58,822	3,791	50,032
Workover and other	22,213	1,565	22,507
Taxes other than income	29,149	2,173	24,453
Gathering and other	34,640	2,637	29,279
Restructuring	2,080	—	5,168
General and administrative	86,966	16,681	83,641
Depletion, depreciation and accretion	100,788	9,051	120,555
Full cost ceiling impairment	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	(727,520)	—	—
Other operating property and equipment impairment	—	—	28,056
Total operating expenses	(392,862)	456,832	1,118,460
Income (loss) from operations	745,550	(433,725)	(851,617)
Other income (expenses):
Net gain (loss) on derivative contracts	28,139	(7,575)	(17,998)
Interest expense and other, net	(63,808)	(5,479)	(122,249)
Reorganization items	—	(556)	913,722
Gain (loss) on extinguishment of debt	(86,065)	—	81,434
Total other income (expenses)	(121,734)	(13,610)	854,909
Income (loss) before income taxes	623,816	(447,335)	3,292
Income tax benefit (provision)	5,000	(3,357)	8,666
Net income (loss)	628,816	(450,692)	11,958
Non-cash preferred dividend	(48,007)	—	—
Series A preferred dividends	—	—	(8,847)
Preferred dividends and accretion on redeemable noncontrolling interest	—	(791)	(35,905)
Net income (loss) available to common stockholders	$580,809	$(451,483)	$(32,794)

Net income (loss) per share of common stock:
Basic	$4.56	$(4.96)	$(0.27)
Diluted	$4.52	$(4.96)	$(0.27)
Weighted average common shares outstanding:
Basic	127,458	91,071	120,513
Diluted	128,410	91,071	120,513

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor
	September 30, 2017	December 31, 2016
Current assets:
Cash	$989,347	$24
Accounts receivable	108,753	147,762
Receivables from derivative contracts	5,166	5,923
Prepaids and other	12,171	6,940
Total current assets	1,115,437	160,649
Oil and natural gas properties (full cost method):
Evaluated	782,695	1,269,034
Unevaluated	757,401	316,439
Gross oil and natural gas properties	1,540,096	1,585,473
Less - accumulated depletion	(561,989)	(465,849)
Net oil and natural gas properties	978,107	1,119,624
Other operating property and equipment:
Other operating property and equipment	68,195	38,617
Less - accumulated depreciation	(2,967)	(1,107)
Net other operating property and equipment	65,228	37,510
Other noncurrent assets:
Receivables from derivative contracts	1,444	—
Funds in escrow and other	2,408	1,887
Total assets	$2,162,624	$1,319,670

Current liabilities:
Accounts payable and accrued liabilities	$172,012	$186,184
Liabilities from derivative contracts	3,279	16,434
Current portion of long-term debt, net	408,879	—
Other	8	4,935
Total current liabilities	584,178	207,553
Long-term debt, net	408,879	964,653
Other noncurrent liabilities:
Liabilities from derivative contracts	2,175	486
Asset retirement obligations	5,116	31,985
Other	288	2,305
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 149,665,527 and 92,991,183 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	15	9
Additional paid-in capital	1,013,141	592,663
Retained earnings (accumulated deficit)	148,832	(479,984)
Total stockholders’ equity	1,161,988	112,688
Total liabilities and stockholders’ equity	$2,162,624	$1,319,670

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor		Predecessor
		Period from	Period from
	Three Months	September 10, 2016	July 1, 2016
	Ended	through	through
	September 30, 2017	September 30, 2016	September 9, 2016
Cash flows from operating activities:
Net income (loss)	$419,287	$(450,692)	$926,260
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	35,940	9,051	25,618
Full cost ceiling impairment	—	420,934	—
(Gain) loss on sale of oil and natural gas properties	(491,830)	—	—
Share-based compensation, net	12,258	13,196	1,224
Unrealized loss (gain) on derivative contracts	31,209	30,338	39,451
Amortization and write-off of deferred loan costs	410	—	3,347
Amortization of discount and premium	471	377	246
Reorganization items	—	560	(929,084)
Loss (gain) on extinguishment of debt	29,167	—	—
Accrued settlements on derivative contracts	2,847	(22,695)	23,072
Other income (expense)	(3,128)	(94)	(8,206)
Cash flow from operations before changes in working capital	36,631	975	81,928
Changes in working capital	(57,052)	11,347	(49,323)
Net cash provided by (used in) operating activities	(20,421)	12,322	32,605

Cash flows from investing activities:
Oil and natural gas capital expenditures	(97,670)	(10,289)	(56,325)
Proceeds received from sale of oil and natural gas properties	1,424,272	—	—
Acquisition of oil and natural gas properties	(9,189)	—	(34)
Other operating property and equipment capital expenditures	(11,739)	(231)	(64)
Proceeds received from sale of other operating property and equipment	10,939	—	23
Funds held in escrow and other	1,174	(1,721)	3
Net cash provided by (used in) investing activities	1,317,787	(12,241)	(56,397)

Cash flows from financing activities:
Proceeds from borrowings	114,000	30,000	461,000
Repayments of borrowings	(379,826)	(32,000)	(332,000)
Cash payments to Noteholders and Preferred Holders	(39,986)	(10,013)	(97,521)
Debt issuance costs	(397)	—	(791)
Offering costs and other	(1,831)	—	(126)
Net cash provided by (used in) financing activities	(308,040)	(12,013)	30,562

Net increase (decrease) in cash	989,326	(11,932)	6,770

Cash at beginning of period	21	13,943	7,173
Cash at end of period	$989,347	$2,011	$13,943

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Continued)

(In thousands)

	Successor		Predecessor
		Period from	Period from
	Nine Months	September 10, 2016	January 1, 2016
	Ended	through	through
	September 30, 2017	September 30, 2016	September 9, 2016
Cash flows from operating activities:
Net income (loss)	$628,816	$(450,692)	$11,958
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	100,788	9,051	120,555
Full cost ceiling impairment	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	(727,520)	—	—
Other operating property and equipment impairment	—	—	28,056
Share-based compensation, net	33,548	13,196	4,876
Unrealized loss (gain) on derivative contracts	(11,010)	30,338	263,732
Amortization and write-off of deferred loan costs	1,306	—	6,371
Amortization of discount and premium	2,358	377	1,515
Reorganization items	(739)	560	(929,084)
Loss (gain) on extinguishment of debt	86,065	—	(81,434)
Accrued settlements on derivative contracts	(673)	(22,695)	—
Other income (expense)	(3,393)	(94)	(4,233)
Cash flow from operations before changes in working capital	109,546	975	177,081
Changes in working capital	(7,324)	11,347	(1,733)
Net cash provided by (used in) operating activities	102,222	12,322	175,348

Cash flows from investing activities:
Oil and natural gas capital expenditures	(218,880)	(10,289)	(226,741)
Proceeds received from sale of oil and natural gas properties	1,901,578	—	(407)
Acquisition of oil and natural gas properties	(916,676)	—	124
Acquisition of other operating property and equipment	(25,538)	—	—
Other operating property and equipment capital expenditures	(25,474)	(231)	(950)
Proceeds received from sale of other operating property and equipment	21,291	—	138
Funds held in escrow and other	1,459	(1,721)	62
Net cash provided by (used in) investing activities	737,760	(12,241)	(227,774)

Cash flows from financing activities:
Proceeds from borrowings	1,349,000	30,000	886,000
Repayments of borrowings	(1,497,826)	(32,000)	(727,648)
Cash payments to Noteholders and Preferred Holders	(70,903)	(10,013)	(97,521)
Debt issuance costs	(17,220)	—	(1,977)
Preferred stock issued	400,055	—	—
Offering costs and other	(13,765)	—	(511)
Net cash provided by (used in) financing activities	149,341	(12,013)	58,343

Net increase (decrease) in cash	989,323	(11,932)	5,917

Cash at beginning of period	24	13,943	8,026
Cash at end of period	$989,347	$2,011	$13,943

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(5)	2017	2016(5)

Production volumes:
Crude oil (MBbls)	2,007	2,377	7,108	7,651
Natural gas (MMcf)	1,874	2,239	6,892	7,081
Natural gas liquids (MBbls)	335	395	1,165	1,176
Total (MBoe)	2,655	3,145	9,422	10,007
Average daily production (Boe/d)	28,859	34,185	34,513	36,522

Average prices:
Crude oil (per Bbl)	$43.97	$40.08	$44.95	$35.20
Natural gas (per Mcf)	1.54	1.53	2.18	1.46
Natural gas liquids (per Bbl)	16.26	8.32	14.40	7.42
Total per Boe	36.38	32.43	37.29	28.82

Cash effect of derivative contracts:
Crude oil (per Bbl)	$4.14	$33.56	$2.32	$34.97
Natural gas (per Mcf)	0.26	0.10	0.10	0.13
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	3.31	25.44	1.82	26.83

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$48.11	$73.64	$47.27	$70.17
Natural gas (per Mcf)	1.80	1.63	2.28	1.59
Natural gas liquids (per Bbl)	16.26	8.32	14.40	7.42
Total per Boe	39.69	57.87	39.11	55.65

Average cost per Boe:
Production:
Lease operating	$6.70	$5.17	$6.24	$5.38
Workover and other	1.37	2.66	2.36	2.41
Taxes other than income	2.58	3.06	3.09	2.66
Gathering and other, as adjusted (1)	3.63	2.23	3.06	2.24
Restructuring	0.48	0.03	0.22	0.52
General and administrative, as adjusted (1)	5.02	4.21	4.08	4.43

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$14.77	$10.82	$9.23	$10.03
Share-based compensation:
Non-cash	(4.62)	(4.59)	(3.56)	(1.81)
Transaction costs, key employee retention agreements and other:
Cash	(5.13)	(2.02)	(1.59)	(3.79)
General and administrative, as adjusted(2)	$5.02	$4.21	$4.08	$4.43

Gathering and other, as reported	$4.10	$3.18	$3.68	$3.19
Rig termination / stacking charges	(0.47)	(0.95)	(0.62)	(0.95)
Gathering and other, as adjusted(3)	$3.63	$2.23	$3.06	$2.24

Total operating costs, as reported	$29.52	$24.89	$24.60	$23.67
Total adjusting items	(10.22)	(7.56)	(5.77)	(6.55)
Total operating costs, as adjusted(4)	$19.30	$17.33	$18.83	$17.12

(2) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash share-based compensation charges relating to equity awards under our incentive stock plans, as well as cash charges associated with transactions, key employee retention agreements and other costs incurred in connection with our restructuring. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges incurred as a result of reductions in our drilling activities due to a dramatic decline in oil and natural gas prices beginning in 2014. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

(5) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three and nine-month periods ended September 30, 2016. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor		Predecessor	Successor		Predecessor
		Period from			Period from
		September 10,	Period from		September 10,	Period from
	Three Months	2016	July 1, 2016	Nine Months	2016	January 1, 2016
	Ended	through	through	Ended	through	through
	September 30, 2017	September 30, 2016	September 9, 2016	September 30, 2017	September 30, 2016	September 9, 2016
As Reported:
Net income (loss) available to common stockholders, as reported	$419,287	$(451,483)	$916,421	$580,809	$(451,483)	$(32,794)
Non-cash preferred dividend	—	—	—	48,007	—	—
Series A preferred dividends	—	—	2,451	—	—	8,847
Preferred dividends and accretion on redeemable noncontrolling interest	—	791	7,388	—	791	35,905
Net income (loss), as reported	419,287	(450,692)	926,260	628,816	(450,692)	11,958

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$30,632	$30,323	$39,271	$(10,104)	$30,323	$262,813
Natural gas	577	15	180	(906)	15	919
Total mark-to-market non-cash charge	31,209	30,338	39,451	(11,010)	30,338	263,732
Full cost ceiling impairment	—	420,934	—	—	420,934	754,769
(Gain) loss on sale of oil and natural gas properties	(491,830)	—	—	(727,520)	—	—
Other operating property and equipment impairment	—	—	—	—	—	28,056
Loss (gain) on extinguishment of debt	29,167	—	—	86,065	—	(81,434)
Deferred financing costs expensed, net (1)	—	—	2,917	305	—	3,582
Reorganization items	—	556	(913,722)	—	556	(913,722)
Restructuring	1,275	—	95	2,080	—	5,168
Rig termination / stacking charges, key employee retention agreements, transaction costs and other	13,865	924	(333)	19,874	924	40,689
Selected items, before income taxes	(416,314)	452,752	(871,592)	(630,206)	452,752	100,840
Income tax effect of selected items (2)	(12,000)	—	—	—	—	—
Selected items, net of tax	(428,314)	452,752	(871,592)	(630,206)	452,752	100,840

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$(9,027)	$2,060	$54,668	$(1,390)	$2,060	$112,798
Interest on convertible debt, net	—	—	1,523	—	—	10,778
Net income (loss) available to common stockholders after assumed conversions, excluding selected items (3)	$(9,027)	$2,060	$56,191	$(1,390)	$2,060	$123,576

Basic net income (loss) per common share, as reported	$2.85	$(4.96)	$7.58	$4.56	$(4.96)	$(0.27)
Impact of selected items	(2.91)	4.98	(7.13)	(4.57)	4.98	1.21
Basic net income (loss) per common share, excluding selected items (3)	$(0.06)	$0.02	$0.45	$(0.01)	$0.02	$0.94

Diluted net income (loss) per common share, as reported	$2.82	$(4.96)	$6.06	$4.52	$(4.96)	$(0.27)
Impact of selected items	(2.88)	4.98	(5.69)	(4.53)	4.98	1.13
Diluted net income (loss) per common share, excluding selected items (3)(4)	$(0.06)	$0.02	$0.37	$(0.01)	$0.02	$0.86

Net cash provided by (used in) operating activities	$(20,421)	$12,322	$32,605	$102,222	$12,322	$175,348
Changes in working capital	57,052	(11,347)	49,323	7,324	(11,347)	1,733
Cash flow from operations before changes in working capital	36,631	975	81,928	109,546	975	177,081
Cash components of selected items	13,299	23,615	806	23,554	23,615	66,092
Income tax effect of selected items (2)	(12,000)	—	—	—	—	—
Cash flow from operations before changes in working capital, adjusted for selected items (3)	$37,930	$24,590	$82,734	$133,100	$24,590	$243,173

(1)         For the 2017 (Successor) columns, this represents non-recurring charges in connection with  the redetermination of the Company’s borrowing base under its senior revolving credit facility.  For the 2016 (Predecessor) columns, this represents charges related to the write-off of debt issuance costs associated with the Predecessor Credit Agreement.

(2)         For the 2017 (Successor) columns, this represents the reversal of the $12.0 million alternative minimum tax generated primarily by the sale of the El Halcón Assets.  For the 2016 (Successor) and (Predecessor) columns, this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

(3)         Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4)         The impact of selected items for the three months ended September 30, 2017 (Successor) was calculated based upon weighted average diluted shares of 146.9 million due to the net loss available to common stockholders, excluding selected  items.  The impact of selected items for the period from September 10, 2016 through September 30, 2016 (Successor) and the period from July 1, 2016 through September 9, 2016 (Predecessor) was calculated based upon weighted average diluted shares of 91.1 million and 151.9 million, respectively, due to the net income available to common stockholders, excluding selected  items. The impact of selected items for the nine months ended September 30, 2017 (Successor) was calculated based upon weighted average diluted shares of 127.5 million due to the net loss available to common stockholders, excluding selected items. The impact of selected items for the period from September 10, 2016 through September 30, 2016 (Successor) and the period from January 1, 2016 through September 9, 2016 (Predecessor) was calculated based upon weighted average diluted shares of 91.1 million and 144.3 million, respectively, due to the net income available to common stockholders, excluding selected  items.

HALCÓN RESOURCES CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(2)	2017	2016(2)

Net income (loss), as reported	$419,287	$475,568	$628,816	$(438,734)
Impact of adjusting items:
Interest expense	21,394	26,863	66,141	129,351
Depletion, depreciation and accretion	35,940	34,669	100,788	129,606
Full cost ceiling impairment	—	420,934	—	1,175,703
Other operating property and equipment impairment	—	—	—	28,056
Income tax provision (benefit)	(17,000)	(5,309)	(5,000)	(5,309)
Share-based compensation	12,258	14,420	33,548	18,072
Interest income	(693)	(13)	(851)	(33)
(Gain) loss on sale of other assets	(358)	592	(355)	430
Restructuring	1,275	95	2,080	5,168
Reorganization items	—	(913,166)	—	(913,166)
Loss (gain) on extinguishment of debt	29,167	—	86,065	(81,434)
(Gain) loss on sale of oil and natural gas properties	(491,830)	—	(727,520)	—
Loss (gain) on mark-to-market of embedded derivative and tranche rights	—	(8,754)	—	(5,734)
Unrealized loss (gain) on derivatives contracts	31,209	69,789	(11,010)	294,070
Write-off of deferred loan costs	—	2,917	305	3,582
Rig termination / stacking charges	1,256	3,003	5,859	9,464
Transaction costs, key employee retention agreements and other	12,609	6,342	14,015	37,883
Adjusted EBITDA(1)	$54,514	$127,950	$192,881	$386,975

(1)  Adjusted EBITDA is a non-gaap measure, which is presented based on management’s belief that it will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the three and nine-month periods ended September 30 2016. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration or the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.